                                                                     Exhibit 4.2



                   NEW YORK COMMUNITY BANCORP, INC., AS ISSUER



                                       AND



                      WILMINGTON TRUST COMPANY, AS TRUSTEE



                                    INDENTURE


                          DATED AS OF NOVEMBER 4, 2002




                         JUNIOR SUBORDINATED DEBENTURES


                               TABLE OF CONTENTS

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ARTICLE 1       DEFINITIONS AND INCORPORATION BY REFERENCE ........................................     1

     Section 1.01.     Definitions ................................................................     1

     Section 1.02.     Other Definitions ..........................................................     6

     Section 1.03.     Incorporation By Reference Of Tia ..........................................     6

     Section 1.04.     Rules Of Construction ......................................................     7

     Section 1.05.     Acts Of Holders And Holders Of Preferred Securities ........................     7

ARTICLE 2       THE DEBENTURES ....................................................................     8

     Section 2.01.     Amount Unlimited; Issuable In Series .......................................     8

     Section 2.02.     Payment Of Principal And Interest ..........................................    10

     Section 2.03.     Execution, Authentication And Delivery .....................................    12

     Section 2.04.     Registrar And Paying And Conversion Agents .................................    13

     Section 2.05.     Paying Agent To Hold Money In Trust ........................................    14

     Section 2.06.     Debentureholder Lists ......................................................    14

     Section 2.07.     Transfer And Exchange ......................................................    15

     Section 2.08.     Replacement Debentures .....................................................    15

     Section 2.09.     Outstanding Debentures; Determinations Of Holders' Action ..................    16

     Section 2.10.     Temporary Debentures .......................................................    16

     Section 2.11.     Book-Entry System ..........................................................    17

     Section 2.12.     Cancellation ...............................................................    18

ARTICLE 3       REDEMPTION ........................................................................    18

     Section 3.01.     Redemption: Notice To Trustee ..............................................    18

     Section 3.02.     Selection Of Debentures To Be Redeemed .....................................    19

     Section 3.03.     Notice Of Redemption .......................................................    19

     Section 3.04.     Effect Of Notice Of Redemption .............................................    20

     Section 3.05.     Deposit Of Redemption Price ................................................    20

     Section 3.06.     Debentures Redeemed In Part ................................................    20

ARTICLE 4       COVENANTS .........................................................................    20

     Section 4.01.     Payment Of Principal, Premium And Interest .................................    20

     Section 4.02.     Covenant In Event Of An Event Of Default Or During An Extension Period .....    21

     Section 4.03.     Sec Reports ................................................................    22

     Section 4.04.     Compliance Certificates ....................................................    22

     Section 4.05.     Further Instruments And Acts ...............................................    23

                               TABLE OF CONTENTS
                                  (continued)

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     Section 4.06.      Payment Of Expenses Of Each Trust .................................................     23

     Section 4.07.      Ownership Of Common Securities ....................................................     23

ARTICLE 5        SUCCESSOR CORPORATION ....................................................................     23

     Section 5.01.      When The Company May Merge, Etc. ..................................................     23

ARTICLE 6        DEFAULTS AND REMEDIES ....................................................................     24

     Section 6.01.      Events Of Default .................................................................     24

     Section 6.02.      Acceleration ......................................................................     25

     Section 6.03.      Other Remedies ....................................................................     26

     Section 6.04.      Waiver Of Past Defaults ...........................................................     26

     Section 6.05.      Control By Holders ................................................................     27

     Section 6.06.      Limitation On Suits ...............................................................     27

     Section 6.07.      Unconditional Right Of Holders To Receive Principal, Premium And Interest .........     28

     Section 6.08.      Direct Action Right Of Holders Of Trust Preferred Securities ......................     28

     Section 6.09.      Collection Suits By The Trustee ...................................................     28

     Section 6.10.      Trustee May File Proofs Of Claim ..................................................     29

     Section 6.11.      Priorities ........................................................................     29

     Section 6.12.      Undertaking For Costs .............................................................     30

ARTICLE 7        THE TRUSTEE ..............................................................................     30

     Section 7.01.      Duties And Responsibilities Of The Trustee ........................................     30

     Section 7.02.      Rights Of The Trustee .............................................................     31

     Section 7.03.      Not Responsible For Recitals Or Issuances Of Debentures ...........................     32

     Section 7.04.      Notice Of Defaults ................................................................     32

     Section 7.05.      Reports By Trustee To Holders .....................................................     33

     Section 7.06.      Compensation And Indemnity ........................................................     33

     Section 7.07.      Eligibility; Disqualification .....................................................     34

     Section 7.08.      Resignation And Removal; Appointment Of Successor .................................     34

     Section 7.09.      Acceptance Of Appointment By Successor ............................................     35

     Section 7.10.      Successor Trustee By Merger .......................................................     36

ARTICLE 8        SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE; UNCLAIMED MONEYS ....................     37

     Section 8.01.      Satisfaction And Discharge Of Indenture. ..........................................     37

     Section 8.02.      Defeasance ........................................................................     38


                               TABLE OF CONTENTS
                                  (continued)

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     Section 8.03.     Conditions To Defeasance. ...................................................    38

     Section 8.04.     Application By Trustee Of Funds Deposited For Payment Of Debentures .........    39

     Section 8.05.     Repayment Of Moneys Held By Paying Agent ....................................    40

     Section 8.06.     Return Of Moneys Held By The Trustee And Paying Agent Unclaimed For Two
                       Years .......................................................................    40

     Section 8.07.     Indemnity For Government Obligations ........................................    40

     Section 8.08.     Reinstatement ...............................................................    40

ARTICLE 9        SUPPLEMENTAL INDENTURES ...........................................................    40

     Section 9.01.     Supplemental Indentures Without Consent Of Holders ..........................    40

     Section 9.02.     Supplemental Indentures With Consent Of Holders .............................    41

     Section 9.03.     Compliance With Trust Indenture Act .........................................    43

     Section 9.04.     Revocation And Effect Of Consents, Waivers And Actions ......................    43

     Section 9.05.     Notation On Or Exchange Of Debentures .......................................    43

     Section 9.06.     Execution Of Supplemental Indentures ........................................    43

     Section 9.07.     Effect Of Supplemental Indentures ...........................................    44

ARTICLE 10       SUBORDINATION .....................................................................    44

     Section 10.01.    Debentures Subordinated To Senior Indebtedness ..............................    44

     Section 10.02.    Priority And Payment Of Proceeds In Certain Events: Remedies Standstill .....    44

     Section 10.03.    Payments Which May Be Made Prior To Notice ..................................    45

     Section 10.04.    Rights Of Holders Of Senior Indebtedness Not To Be Impaired .................    45

     Section 10.05.    Trustee May Take Action To Effectuate Subordination .........................    46

     Section 10.06.    Subrogation .................................................................    46

     Section 10.07.    Obligations Of Company Unconditional; Reinstatement .........................    46

     Section 10.08.    Trustee Entitled To Assume Payments Not Prohibited In Absence Of Notice .....    47

     Section 10.09.    Right Of Trustee To Hold Senior Indebtedness ................................    47

ARTICLE 11       MISCELLANEOUS .....................................................................    47

     Section 11.01.    Trust Indenture Act Controls ................................................    47

     Section 11.02.    Notices .....................................................................    48

     Section 11.03.    Communication By Holders With Other Holders .................................    49

     Section 11.04.    Certificate And Opinion As To Conditions Precedent ..........................    49


                               TABLE OF CONTENTS
                                  (continued)
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  Section 11.05.  Statements Required In Certificate Or Opinion ...................  49

  Section 11.06.  Severability Clause .............................................  49

  Section 11.07.  Rules By Trustee, Paying Agent And Registrar ....................  50

  Section 11.08.  Legal Holidays ..................................................  50

  Section 11.09.  Governing Law ...................................................  50

  Section 11.10.  No Recourse Against Others ......................................  50

  Section 11.11.  Successors And Assigns ..........................................  50

  Section 11.12.  Counterparts ....................................................  50

  Section 11.13.  No Adverse Interpretation Of Other Agreements ...................  50

  Section 11.14.  Table Of Contents, Headings, Etc. ...............................  50

  Section 11.15.  Holders Of Preferred Securities As Third Party Beneficiaries ....  51

  Section 11.16.  Benefits Of The Indenture .......................................  51

                 Certain Sections of this Indenture relating to
                         Sections 310 through 318 of the
                           Trust Indenture Act of 1939

          Trust Indenture                                         Indenture
            Act Section                                            Section
-----------------------------------                           ------------------
Section 310  (a)(1)                 .......................   2.03; 7.07
             (a)(2)                 .......................   2.03; 7.07
             (a)(3)                 .......................   Not Applicable
             (a)(4)                 .......................   Not Applicable
             (a)(5)                 .......................   Not Applicable
             (b)                    .......................   7.07; 7.08
             (c)                    .......................   Not Applicable
Section 311  (a)                    .......................   Not Applicable
             (b)                    .......................   Not Applicable
             (c)                    .......................   Not Applicable
Section 312  (a)                    .......................   2.06
             (b)                    .......................   11.03
             (c)                    .......................   11.03
Section 313  (a)                    .......................   7.05
             (b)(1)                 .......................   Not Applicable
             (b)(2)                 .......................   Not Applicable
             (c)                    .......................   7.05
             (d)                    .......................   7.05
Section 314  (a)                    .......................   4.03, 4.04
             (b)                    .......................   Not Applicable
             (c)(1)                 .......................   2.03; 11.04; 11.05
             (c)(2)                 .......................   2.03; 11.04; 11.05
             (c)(3)                 .......................   Not Applicable
             (d)                    .......................   Not Applicable
             (e)                    .......................   11.05
             (f)                    .......................   Not Applicable
Section 315  (a)                    .......................   7.01(b); 7.02
             (b)                    .......................   7.02; 7.04; 11.02
             (c)                    .......................   7.01(a); 7.02
             (d)                    .......................   7.01(c); 7.02
             (e)                    .......................   6.12
Section 316  (a)(1)(A)              .......................   6.05
             (a)(1)(B)              .......................   6.02; 6.04
             (a)(2)                 .......................   Not Applicable
             (a) (last sentence)    .......................   2.09
             (b)                    .......................   6.07
             (c)                    .......................   1.05
Section 317  (a)(1)                 .......................   6.09
             (a)(2)                 .......................   6.10
             (b)                    .......................   2.05
Section 318  (a)                    .......................   11.01
             (b)                    .......................   Not Applicable
             (c)                    .......................   11.01

-----------------------
Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE, dated as of November 4, 2002, between New York Community Bancorp, Inc., a Delaware corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee").

                  WHEREAS, the Company may from time to time create or establish one or more statutory trusts for the purpose of issuing undivided beneficial interests in the assets thereof (the "Trust Securities") and using the proceeds thereof to acquire the Company's Debentures (as hereinafter defined).

                  WHEREAS, all things necessary to make the Debentures, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, enforceable in accordance with its terms, have been done.

                  NOW THEREFORE:

                  Each of the Company and the Trustee, intending to be legally bound hereby, agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as hereinafter defined) of the securities issued hereunder:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. When used with respect to any Person, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act generally or in any particular respect for the Company hereunder.

                  "Board Resolution" means (i) a copy of a resolution certified by the Secretary or the Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee or (ii) a certificate signed by the authorized officer or officers to whom the Board of Directors has delegated its authority, and in each case, delivered to the Trustee.

                  "Business Day" means any day that is not a Saturday or a Sunday or a day on which banking institutions in (i) the Borough of Manhattan in the City of New York or (ii) Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

                  "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or similar interests in other types of entities.

                  "Company" means New York Community Bancorp, Inc., a Delaware corporation, or any successor thereto.

                  "Company Order" means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

                  "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time be principally administered, which office at the date of execution of this Indenture is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.

                  "Debentureholder" or "Holder" means a Person in whose name a Debenture is registered on the Registrar's books.

                  "Debentures" means any of the junior subordinated debentures of any series issued, authenticated and delivered under this Indenture.

                  "Declaration of Trust" means an Amended and Restated Declaration of Trust for a Trust, among the Company, as sponsor, Wilmington Trust Company, as Property Trustee, the Delaware Trustee named therein and the Administrative Trustees named therein, as the same may be amended and modified from time to time.

                  "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default pursuant to Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Extension Period," with respect to any series of Debentures, means any period during which the Company elects to extend the interest payment period on such series of Debentures pursuant to Section 4.01(b); provided that an Extension Period (or any extension thereof) must end on an Interest Payment Date for such Debentures and may not extend beyond the Stated Maturity Date or the Redemption Date of any Debenture of such series.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

                  "Guarantee" means each Guarantee Agreement executed by the Company with respect to the Preferred Securities issued by any Trust pursuant to which the Company irrevocably and unconditionally agrees to pay the Guarantee Payments (as defined in such Guarantee Agreement) to the holders of such Preferred Securities.

                  "Indebtedness" means, without duplication, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every obligation to be accounted for as a capital lease obligation of the Company; (vi) all indebtedness of the Company, whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;
(vi) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) obligations of the type referred to in clauses (i) through (vii) of another Person secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); and all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

                  "Indebtedness Ranking on a Parity with the Debentures" means
(i) Indebtedness, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks pari passu with and not prior to the Debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Company pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantees. The securing of any Indebtedness otherwise constituting Indebtedness Ranking on a Parity with the Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Debentures.

                  "Indebtedness Ranking Junior to the Debentures" means any Indebtedness, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not pari passu with or prior to the Debentures (and any other Indebtedness Ranking on a Parity with the Debentures) in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company. The securing of any Indebtedness otherwise constituting Indebtedness Ranking Junior to the Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Debentures.

                  "Indenture" means this indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                  "Interest Payment Date," when used with respect to the Debentures of any series, means the stated maturity of any installment of interest on the Debentures of that series.

                  "Issue Date," with respect to a series of Debentures, means the date on which the Debentures of such series are originally issued.

                  "Office" or "Agency," with respect to any Debentures, means an office or agency of the Company maintained or designated in a place of payment for such Debentures pursuant to Section 2.04 or any other office or agency of the Company maintained or designated for such Debentures pursuant to Section
2.04 or, to the extent designated or required by Section 2.04 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

                  "Officer" means, with respect to any corporation, the Chairman, any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice

President, the Treasurer, the Chief Accounting Officer, the Secretary or any Assistant Secretary of such corporation.

                  "Officers' Certificate" means a certificate signed by any two of the Chairman, a Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer, the Chief Accounting Officer, a Vice President, the Secretary and an Assistant Secretary of the Company, that complies with the requirements of Sections 11.04 and 11.05 and is delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who may be an employee of the Company, or any other counsel who shall be reasonably acceptable to the Trustee and provided that the General Counsel and the Assistant General Counsel of the Company shall be deemed to be reasonably acceptable to the Trustee, containing the applicable information specified in Sections 11.04 and 11.05.

                  "Paying Agent" means any Person authorized by the Company to pay the principal of and premium, if any, and interest on the Debentures of any series on behalf of the Company.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Predecessor Debentures" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and for purposes of this definition, any Debenture authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

                  "Preferred Securities" means the preferred securities of a Trust, representing undivided beneficial interests in the Trust.

                  "Property Trustee" has the meaning set forth in the Declaration.

                  "Record Date," with respect to any series of the Debentures, means the Regular Record Date, the Special Record Date or any date set to determine the Holders of Debentures of such series entitled to vote, consent, make a request or exercise any other right associated with such Debentures.

                  "Redemption Date," with respect to the Debentures of any series to be redeemed, means the date specified for the redemption thereof in accordance with the terms thereof and pursuant to Article 3 of this Indenture.

                  "Redemption Price," with respect to the Debentures of any series to be redeemed, means the price at which such Debenture is to be redeemed in accordance with the terms thereof and pursuant to Article 3 of this Indenture.

                  "Regular Record Date," with respect to an Interest Payment Date for the Debentures of a series, means the date specified for such Debentures for the determination of Holders entitled to receive the payment of interest on such Interest Payment Date.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee who shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer within the Corporate Trust Office of the Trustee to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, amended.

                  "Security Exchange," when used with respect to the Debentures of any series which are held as assets of a Trust pursuant to the Declaration of Trust of such Trust, means the distribution of the Debentures of such series by such Trust to the holders of the Trust Securities of such Trust in exchange for such Trust Securities upon certain events described in the applicable Declaration of Trust of such Trust.

                  "Senior Indebtedness" means all Indebtedness, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Debentures or Indebtedness Ranking Junior to the Debentures.

                  A "series" of Debentures means all Debentures denoted as part of the same series authorized by or pursuant to a particular Board Resolution or a supplemental indenture.

                  "Special Record Date" for the payment of any Defaulted Interest on the Debentures of any series means the date determined pursuant to
Section 2.02.

                  "Stated Maturity Date," with respect to the Debentures of any series, means the date specified for such Debentures as the date on which the principal of such Debenture is due and payable.

                  "Subsidiary" means any corporation, association, partnership, trust, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or the governing individuals or body thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries, or (iii) one or more Subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Indenture; provided, however, that if such Act is amended after such date, TIA means, to the extent required by any such amendment, such Act as so amended.

                  "Trust" means any statutory trust created or established by the Company to issue Trust Securities and to use the proceeds from the sale thereof to purchase Debentures.

                  "Trust Securities" means the undivided beneficial interests in the Trust.

                  "Trustee" means the Person named as "Trustee" in the first paragraph of this Indenture, solely in such trustee capacity, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor, and if at any time there is more than one such Person, "Trustee" as used with respect to Debentures of any series shall mean the Trustee with respect to Debentures of that series.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

Section 1.02.  Other Definitions.

               Term                                                   Defined in Section
               ----                                                   ------------------
               "Act" ..........................................              1.05
               "Bankruptcy Law" ...............................              6.01
               "Conversion Agent" .............................              2.04
               "covenant defeasance option" ...................              8.02
               "Custodian" ....................................              6.01
               "Defaulted Interest" ...........................              2.02
               "Depositary" ...................................              2.11
               "Direct Action" ................................              6.08
               "Event of Default" .............................              6.01
               "Global Debenture" .............................              2.11
               "legal defeasance option" ......................              8.02
               "Legal Holiday" ................................             11.08
               "Notice of Default" ............................              6.01
               "Register" .....................................              2.04
               "Registrar" ....................................              2.04
               "Successor" ....................................              5.01

Section 1.03.  Incorporation By Reference Of Tia.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Debentures.

                  "indenture security holder" means a Debentureholder or Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the Debentures.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04.  Rules Of Construction.

                  (a)    Unless the context otherwise requires:

                         (i) each capitalized term has the meaning assigned to it;

                         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                         (iii)  "or" is not exclusive;

                         (iv)   "including" means including, without limitation;

                         (v) words in the singular include the plural, and words in the plural include the singular;

                         (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                         (vii) any reference to an Article, Section, or other Subdivision herein refers to an Article, Section, or subdivision in this Indenture; and

                         (viii) any reference to "principal amount" shall mean,
                  in the case of Debentures issued at a discount (other than de minimis discount) shall mean "principal amount at maturity."

                  (b) To the extent any provision in an indenture supplemental hereto shall conflict with a provision contained herein, the provision in such supplemental indenture shall supersede such provision contained herein.

Section 1.05.     Acts Of Holders And Holders Of Preferred Securities.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders or by holders of Preferred Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders or holders of Preferred Securities, as applicable, personally or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders or holders of Preferred Securities signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

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                  Without limiting the generality of this Section, unless
otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary that is a Holder of a Global Debenture, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Debenture may provide its proxy or proxies to the beneficial owners of interests in any such Global Debenture through such Depositary's standing instructions and customary practices.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

                  (c) The Holders of Debentures shall be proved by the Register.

                  (d) Any Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

                  (e) If the Company solicits from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a Record Date for the determination of Holders entitled to give such Act, but the Company shall have no obligation to do so. If such a Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such Record Date, but only Holders of record as proved by the Register at the close of business on such Record Date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Debentures have authorized or agreed or consented to such Act, and for that purpose the outstanding Debentures shall be computed as of such Record Date.

                                   ARTICLE 2

                                 THE DEBENTURES

Section 2.01.     Amount Unlimited; Issuable In Series.

                  The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited.

                  The Debentures may be issued in one or more series in an amount not to exceed the aggregate principal amount of Debentures of that series from time to time authorized by or pursuant to a Board Resolution, or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of a particular series.

                  With respect to any Debentures of each series to be authenticated and delivered hereunder, there shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto:

                  (a) the title of the Debentures of the series (which shall distinguish the Debentures of the series from all other Debentures);

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

                  (b) the aggregate principal amount of the Debentures of that series which may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of that series) and any limit thereon;

                  (c) Stated Maturity Date or Dates, which may be serial and the Company's option, if any, to change the Stated Maturity Date or Dates;

                  (d) the rate or rates (which may be fixed or variable) at which the Debentures of the series shall bear interest or the manner of calculation of such rate or rates, if any (including the adjustment that would occur upon any remarketing of Trust Securities);

                  (e) the percentage of principal amount at which the Debentures shall be issued;

                  (f) the basis upon which interest shall be computed if other than a 360-day year composed of twelve 30-day months;

                  (g) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination and frequency of such Interest Payment Dates and the Regular Record Dates therefor;

                  (h) the right, if any, to extend the interest payment periods and the duration of any such Extension Period, including the maximum consecutive period during which interest payment periods may be extended;

                  (i) Issue Date or Dates;

                  (j) authorized denominations;

                  (k) the place or places for the payment of principal and premium, if any, and interest;

                  (l) the date or dates on which or the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debentures of the series may be redeemed, in whole or in part, at the option of the Company;

                  (m) the obligation, if any, of the Company to redeem or purchase Debentures of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a Holder and the date or dates on which or the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debentures of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                  (n) the form of the Debentures of the series, including the form of the Certificate of Authentication for such series;

                  (o) the right or obligation of any Holder or the Company or the applicable Trust to convert or exchange any Debenture into other securities of the Company or such Trust and the terms and conditions of any such conversion or exchange and, if so provided, the terms and conditions upon which such conversion or exchange will be effected, including, the conversion or exchange price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the Holder or the Company or such Trust, the events requiring adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of redemption of the Debenture of any series and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Debentures or the administration thereof;

                  (p) whether the Debentures are issuable as a Global Debenture and, in such case, the identity of the Depositary for such series;

                  (q) if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the Debentures shall be issuable;

                  (r) the terms and conditions, if any, pursuant to which the Debentures of a series are secured;

                  (s) any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of this Indenture); and

                  (t) the name of the applicable Trust (which shall distinguish such statutory trust from all other Trusts) to which the Debentures of such series are to be deposited as assets and the date of its Declaration of Trust.

                  The Debentures of any series and the Trustee's Certificate of Authentication to be borne by such Debentures shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Board Resolution and as set forth in an Officers' Certificate, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Debentures of that series may be listed, or to conform to usage.

                  All Debentures of any one series shall be substantially identical except as may otherwise be provided by the Company in or pursuant to the Board Resolution and set forth in the Officers' Certificate or in any indenture or indentures supplemental hereto pertaining to such series of Debentures. The terms of the Debentures of any series may provide, without limitation, that the Debentures shall be authenticated and delivered by the Trustee on original issue from time to time upon telephonic or written order of persons designated in the Officers' Certificate or supplemental indenture (telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with such Officers' Certificate or any applicable supplemental indenture, such terms and conditions of the Debentures of such series as are specified in such Officers' Certificate or supplemental indenture. All Debentures of any one series need not be issued at the same time and, unless otherwise so provided by the Company, a series may be reopened for issuances of additional Debentures of such series or to establish additional terms of such series of Debentures.

                  If any of the terms of the Debentures of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of such series.

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Section 2.02. Payment Of Principal And Interest.

                  Unless otherwise specified pursuant to Section 2.01(f), interest on the Debentures shall be computed on the basis of a 360-day year composed of twelve 30-day months.

                  Unless otherwise provided with respect to a series of Debentures,

                  (a) the principal and Redemption Price of and interest on each Debenture shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts;

                  (b) the principal and Redemption Price of any Debenture and interest payable on the Stated Maturity Date (if other than an Interest Payment
Date) or Redemption Date shall be payable upon surrender of such Debenture at the Office or Agency of any Paying Agent therefor; and

                  (c) interest on any Debenture shall be paid on each Interest Payment Date therefor to the Holder thereof at the close of business on the Record Date therefor, such interest to be payable by check mailed to the address of the Person entitled thereto as such address appears on the Register; provided, however, that payments made in respect of Global Debentures shall be made in immediately available funds to the Depositary.

                  Except as specified pursuant to Section 2.01 or Section 4.01(b), interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest. Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) and
(ii) below:

                      (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall, not less than 15 Business Days prior to the Special Record Date, notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Debenture, the Special Record Date and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. The Special Record Date for the payment of such Defaulted Interest shall be the close of business not more than 15 nor less than 10 Business Days prior to the date of the proposed payment. The Trustee shall, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders thereof, not less than 10 Business Days prior to such Special Record

               Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
               (ii).

                    (ii) The Company may make payment of any Defaulted Interest on the Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Paying Agent.

               Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

               If any convertible Debenture of any series is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Debenture with respect to which the Stated Maturity Date is prior to such Interest Payment Date), interest that is due on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Debenture that is converted, interest shall not be payable if the Regular Record Date is after the date of conversion of such Debenture.

Section 2.03. Execution, Authentication And Delivery.

               (a) The Debentures shall be executed on behalf of the Company by at least one of the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President. The signature of any such Officer on the Debentures may be manual or facsimile.

               (b) Debentures bearing the manual or facsimile signature of an individual who was at any time a proper Officer of the Company shall bind the Company, notwithstanding that any such individual shall have ceased to hold such office prior to the authentication and delivery of such Debentures or did not hold such office at the date of such Debentures.

               (c) No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a Certificate of Authentication duly executed by the Trustee by manual signature an authorized signatory of the Trustee, and such Certificate of Authentication upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and made available for delivery hereunder.

               (d) The Trustee shall be authorized to and shall authenticate and deliver Debentures of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

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

                    (i)   a Board Resolution as required by Section 2.01;

                    (ii) a Company Order requesting the authentication and delivery of such Debentures and stating the identity of the applicable Trust and the aggregate liquidation amount of the Trust Securities to be issued by such Trust concurrently with such Debentures;

                    (iii) an Officers' Certificate or, unless previously
               delivered, a supplemental indenture hereto setting forth the form of such Debentures and, except as set forth in a Board Resolution, establishing the terms thereof;

                    (iv) such Debentures, executed on behalf of the Company in accordance with clause (a) of this Section; and

                    (v) an Opinion of Counsel that complies with the provisions of Sections 11.04 and 11.05:

               (e) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent. Each authenticating agent shall be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a corporation that would be permitted by the TIA to act as trustee under an indenture qualified under the TIA, is authorized under applicable law and by its charter to act as an authenticating agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the TIA) of at least $50,000,000. If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an authenticating agent. The Trustee shall pay any authenticating agent appointed by the Trustee reasonable compensation for its services and the Trustee shall be reimbursed for such payment by the Company pursuant to Section 7.06. The provisions set forth in Sections 7.02, 7.03 and 7.06 shall be applicable to any authenticating agent.

               (f) If all the Debentures of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officers' Certificate at the time of issuance of each Debenture, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Debenture of such series. After any such first delivery, any separate request by the Company that the Trustee authenticate Debentures of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Debentures continue to have been complied with.

Section 2.04. Registrar And Paying And Conversion Agents.

               The Company shall maintain or cause to be maintained, in the City of New York, an Office or Agency where the Debentures may be presented for registration of transfer or for exchange ("Registrar"), a Paying Agent at whose Office the Debentures may be presented or surrendered for payment, and an Office or Agency where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Registrar shall keep a register (the "Register") of the Debentures and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents and

Conversion Agents. The term Registrar includes any additional registrar, the term Paying Agent includes any additional paying agent and the term Conversion Agent includes any additional conversion agent.

               Unless otherwise specified in or pursuant to this Indenture or the Debentures, the Trustee shall be the initial Registrar for each series of Debentures. The Company shall have the right to remove and replace from time to time the Registrar for any series of Debentures; provided that no such removal or replacement shall be effective until a successor Registrar with respect to such series of Debentures shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be Registrar with respect to a series of Debentures, it shall have the right to examine the Register for such series at all reasonable times. There shall be only one Register for each series of Debentures.

               The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar (if not the Company or the Trustee or an Affiliate of the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall give prompt written notice to the Trustee and to the Holders of any change of location of the Company's Office or Agency. If at any time the Company shall fail to maintain or cause to be maintained any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee set forth in Section 11.02 hereof. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices or demands, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Affiliate of the Company may act as Paying Agent, Registrar, Conversion Agent or co-Registrar or agent for service of notices and demands.

               The Company may also from time to time designate one or more other Offices or Agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee and to the Holders of any such designation or rescission and of any change in location of any such other Office or Agency.

Section 2.05. Paying Agent To Hold Money In Trust.

               Except as otherwise provided herein, prior to or on each due date of the principal of and premium, if any, and interest on any Debenture, the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, and interest on the Debentures and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the request of the Trustee, pay to the Trustee all money so held in trust and account for any money disbursed by it. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

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Section 2.06. Debentureholder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, within five Business Days of such request, a list, in such form as the Trustee may reasonably require of the names and addresses of Debentureholders.

Section 2.07. Transfer And Exchange.

               When Debentures are presented to the Registrar or a co-Registrar with a written request by the Holder thereof to register the transfer or to exchange them for an equal principal amount of Debentures of the same series of other authorized denominations, the Registrar, upon receipt of such written request, shall register the transfer or make the exchange as requested if its reasonable requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall be authorized to and shall authenticate Debentures, all at the Registrar's request.

               Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or his attorney duly authorized in writing.

               The Company shall not require payment of a service charge for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of the transfer or exchange of Debentures from the Debentureholder requesting such transfer or exchange (other than any exchange of a temporary Debenture for a definitive Debenture not involving any change in ownership).

               The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) any Debenture for a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Debentures and ending at the close of business on the day of such mailing or
(b) any Debenture selected, called or being called for redemption, except, in the case of any Debenture to be redeemed in part, the portion thereof not to be redeemed.

Section 2.08. Replacement Debentures.

               If (a) any mutilated Debenture is surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, and there is delivered to the Company and the Trustee such Debenture or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of notice to the Company or a Responsible Officer of the Trustee having actual knowledge that such Debenture has been acquired by a bona fide purchaser, the Company shall execute in exchange for any such mutilated Debenture, or in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of the same series and of like tenor and principal amount, bearing a number not contemporaneously outstanding, and the Trustee shall be authorized to and shall authenticate and make such new Debenture available for delivery.

               In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Debenture, pay or purchase such Debenture, as the case may be.

               Upon the issuance of any new Debentures under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee) in connection therewith.

               Every new Debenture issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company (whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable) and shall be entitled to all benefits of this Indenture equally and ratably with any and all other Debentures duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

Section 2.09. Outstanding Debentures; Determinations Of Holders' Action.

               Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those mutilated, destroyed, lost or stolen Debentures referred to in Section 2.08, those redeemed by the Company pursuant to Article 3, and those described in this Section as not outstanding. A Debenture does not cease to be outstanding because the Company or a Subsidiary or Affiliate thereof holds the Debenture; provided, however, that in determining whether the Holders of the requisite principal amount of Debentures have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures held of record (as proved by the Register) by the Company or a Subsidiary or Affiliate (other than any Trust so long as any of the Preferred Securities of such Trust are outstanding) shall be disregarded and deemed not to be outstanding; provided that, in the case of any request, demand, authorization direction, notice, consent or waiver given to the Trustee or upon which the Trustee is to rely, only Debentures which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

               Subject to the foregoing, only Debentures outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 3, 6 and 9).

               If a Debenture is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof reasonably satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

               If the Paying Agent (other than the Company) holds, in accordance with this Indenture, at the Stated Maturity Date or on a Redemption Date, money sufficient to pay the Debentures payable on that date, then immediately on the Stated Maturity Date or such Redemption Date, as the case may be, such Debentures shall cease to be outstanding, and interest, if any, on such Debentures shall cease to accrue.

Section 2.10. Temporary Debentures.

               The Company may execute temporary Debentures, and upon receipt of a Company Order, the Trustee shall be authorized to and shall authenticate and make such temporary Debentures available for delivery. Temporary Debentures shall be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, in the same series and principal amount and of like tenor as the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Company executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures. Such temporary Debentures may be in global form.

               Except in the case of temporary Debentures in global form, which shall be exchanged in accordance with the provisions thereof, after the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures of the same series upon surrender of the temporary Debentures at the Office or Agency of the Company designated for such purpose pursuant to Section 2.04, without charge to the Holders thereof. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute a like principal amount of definitive Debentures of the same series of authorized denominations, and the Trustee, upon receipt of a Company Order, shall be authorized to and shall authenticate and make such Debentures available for delivery in exchange therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

Section 2.11. Book-Entry System.

               In order to utilize a book-entry-only system for all or any portion of the Debentures of any series, all or a portion of the Debentures of any series may be issued in the form of one or more fully registered Debentures of the same series for the aggregate principal amount of such Debentures (a "Global Debenture"), which Global Debenture shall be registered in the name of the Depositary (the "Depositary") selected by the Company or in the name of such Depositary's nominee. Each Global Debenture shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and shall bear a legend substantially to the following effect: "This Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary."

               Notwithstanding any other provision of this Section or of Section 2.07, a Global Debenture may be transferred in whole but not in part and in the manner provided in Section 2.07, only by the Depositary to a nominee of the Depositary for such series, or by a nominee of the Depositary to the Depositary or another nominee.

               If (a) at any time the Depositary for Global Debentures of any series of Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debentures or if at any time the Depositary for such Global Debentures shall no longer be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such Global Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (b) the Company determines in its sole discretion, that the Debentures of any series shall no longer be represented by one or more Global Debentures and delivers to the Trustee an Officers' Certificate evidencing such determination or (c) a Default or an Event of Default occurs and is continuing, then the provisions of this Section shall no longer apply to the Debentures of such series. In such event, the Company will execute and the Trustee, upon receipt of an Officers' Certificate stating that the Company has determined that an event set forth in clauses (a), (b) or (c) above has occurred, will authenticate and deliver Debentures of such series and of like tenor in definitive registered form, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Global Debentures of such series in exchange for such Global Debentures. Upon the exchange of Global Debentures for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debentures shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for Global Debentures pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Persons in whose names such Debentures are so registered.

               Except as provided above or as provided in any supplemental indenture, owners of beneficial interests in a Global Debenture shall not be entitled to receive physical delivery of Debentures in definitive form and will not be considered the Holders thereof for any purpose under this Indenture.

               Members of or participants in the Depositary shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depositary, and such Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the Holder of such Global Debentures for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished to such Trustee, agent of the Company, or agent of the Trustee by the Depositary or impair, as between the Depositary and its members or participants, the operation of customary practices governing exercise of the rights of a Holder of any Debenture, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

Section 2.12. Cancellation.

               All Debentures surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. The Company may not reissue or issue new Debentures to replace Debentures it has paid or delivered to the Trustee for cancellation. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be destroyed by the Trustee.

                                   ARTICLE 3

                                   REDEMPTION

Section 3.01. Redemption: Notice To Trustee.

               (a) The Company may redeem the Debentures of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.01.

               (b) If any or all of the Debentures are to be redeemed pursuant to this Section, the Company shall deliver to the Trustee no more than 60 and no less than 45 days prior to the Redemption Date a Company Order specifying the series and principal amount of Debentures to be redeemed and the Redemption Date and Redemption Price for such Debentures. Such Company Order shall be accompanied by a Board Resolution authorizing such redemption. If the Debentures of a series are held by a Trust, the Company shall also deliver a copy of such Company Order to the Property Trustee for such Trust.

Section 3.02. Selection Of Debentures To Be Redeemed.

               If less than all the outstanding Debentures of a series are to be redeemed at any time, the Company shall select the Debentures of such series to be redeemed by lot or by any other method the Company considers fair and appropriate. The Company shall make the selection at least 30 but not more than 60 days before the Redemption Date from outstanding Debentures of such series not previously called for redemption. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Company shall notify the Trustee promptly of the Debentures or portions of Debentures to be redeemed.

Section 3.03. Notice Of Redemption.

               At least 30 days but not more than 60 days before the Redemption Date, the Trustee (if it has received notice of such redemption from the Company specifying (a) through (h) below), in the Company's name and at the Company's expense, shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Debentures to be redeemed at such Holder's last address as it appears in the Register.

               The notice of redemption shall identify the Debentures to be redeemed, the provision of the Debentures or this Indenture pursuant to which the Debentures called for redemption are being redeemed and shall state:

               (a)  the Redemption Date;

               (b)  the Redemption Price;

               (c)  the name and address of the Paying Agent;

               (d) that payment of the Redemption Price of Debentures called for redemption will be made only upon surrender of such Debentures to the Paying Agent;

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

               (e) if fewer than all the outstanding Debentures of any series are to be redeemed, the identification and principal amounts of the particular Debentures to be redeemed and that, on and after the Redemption Date, upon surrender of such Debentures, a new Debenture or Debentures of the same series and of like tenor and in a principal amount equal to the unredeemed portion thereof will be issued;

               (f) that, unless the Company defaults in paying the Redemption Price of the Debentures called for redemption, including accrued interest thereon to the Redemption Date, interest will cease to accrue on such Debentures on and after the Redemption Date;

               (g) that the redemption is for a sinking fund, if such is the case; and

               (h) in the case of Debentures of any series that are convertible or exchangeable into Capital Stock, the conversion or exchange price or rate, the date or dates on which or the period or periods during which the right to convert or exchange the principal of the Debentures of such series to be redeemed will commence or terminate and the place or places where such Debentures may be surrendered for conversion or exchange.

               Any notice of redemption given in the manner provided herein shall be conclusively presumed to have been given, whether or not such notice is actually received. Failure to mail any notice or defect in the mailed notice or the mailing thereof in respect of any Debenture shall not affect the validity of the redemption of any other Debenture.

Section 3.04. Effect Of Notice Of Redemption.

               After notice of redemption has been given, Debentures called for redemption shall become due and payable on the Redemption Date at the Redemption Price and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price and accrued interest), such Debentures shall cease to bear interest. Upon the later of the Redemption Date and the date such Debentures are surrendered to the Paying Agent, such Debentures shall be paid at the Redemption Price, plus accrued interest to the Redemption Date, provided that installments of interest on Debentures with an Interest Payment Date which is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, registered as such at the close of business on the Regular Record Dates therefor according to their terms and provisions.

Section 3.05. Deposit Of Redemption Price.

               On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate is the Paying Agent, shall segregate and hold in trust or cause such Affiliate to segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all Debentures to be redeemed on that Redemption Date. The Paying Agent shall return to the Company any money in excess of the amount sufficient to pay the Redemption Price of, and accrued interest on, all Debentures to be redeemed and any interest accrued on the amount deposited pursuant to this Section.

Section 3.06. Debentures Redeemed In Part.

               Upon surrender of a Debenture that is redeemed in part, the Trustee shall be authorized to and shall authenticate for the Holder a new Debenture of the same series and in a principal amount equal to the unredeemed portion of such Debenture.

                                    ARTICLE 4

                                    COVENANTS

Section 4.01. Payment Of Principal, Premium And Interest.

               (a) The Company shall pay the principal of and premium, if any, and interest (including interest accruing during any Extension Period and/or on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on the Debentures on or prior to the dates and in the manner provided in such Debentures or pursuant to this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the applicable due date if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of such installment then due. With respect to any Debenture, the Company shall pay interest on overdue principal and interest on overdue installments of interest (including interest accruing during any Extension Period and/or on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at the rate accruing on such Debenture, compounded with the same frequency as interest is payable on such Debentures. Interest on overdue interest shall accrue from the date such amounts become overdue.

               (b) Notwithstanding the provisions of Section 4.01(a) or any other provision herein to the contrary, the Company shall have the right, as provided in a Board Resolution or supplemental indenture pursuant to Section
2.01 and in accordance with any procedures that may be established with respect to a series of Debentures, at any time and from time to time while the Debentures of any series are outstanding, so long as no Event of Default with respect to such series of Debentures has occurred and is continuing, to defer payments of interest by extending the interest payment period for such series of Debentures for the maximum consecutive period, if any, specified for such series of Debentures, provided that such Extension Period must end on an Interest Payment Date and shall not extend beyond the Stated Maturity Date or Redemption Date of any Debenture of such series, and provided further that at the end of each Extension Period the Company shall pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law at the rate accruing on such Debentures). Prior to the termination of an Extension Period, the Company may shorten or further extend the interest payment period for such series of Debentures, provided that such Extension Period together with all such previous and further extensions may not exceed the maximum consecutive period specified for such series of Debentures, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date or Redemption Date of any Debenture of such series.

Section 4.02. Covenant In Event Of An Event Of Default Or During An Extension Period

               If an Event of Default occurs and written notice of such event has been given to the Company, or at any time during an Extension Period, the Company shall not:

               (a) declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock, or any warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into or exchangeable for capital stock); or

               (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to the Debentures;

               in each case, other than:

                     (i) dividends or distributions in capital stock (or rights to acquire capital stock) of the Company;

                     (ii)  payments under the Guarantee;

                     (iii) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to a rights agreement;

                     (iv) repurchases or acquisitions of shares of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contractual obligation of the Company; and

                     (v) repurchases of capital stock of the Company in connection with the satisfaction by the Company of its obligations pursuant to any acquisitions of businesses made by the Company (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

Section 4.03. SEC Reports.

               The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in
Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of Section 314(a) of the TIA.

Section 4.04. Compliance Certificates.

               (a) The Company shall deliver to the Trustee, within 120 days after the end of each of the Company's fiscal years, an officer's certificate stating whether or not the signer knows of any Default or Event of Default. Such certificate shall contain a certification from the Company's Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If such Officer does know of such a Default or Event of Default, the officer's certificate shall describe any such Default or Event of Default, and its status. Such officer's certificate need not comply with Sections 11.04 and 11.05.

               (b) The Company shall deliver to the Trustee any information reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.

Section 4.05. Further Instruments And Acts.

               Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.06. Payment Of Expenses Of Each Trust.

               The Company covenants for the benefit of the Holders of each series of Debentures to pay all of the obligations, costs and expenses of each Trust (other than payments in respect of Trust Securities) in accordance with the provisions of its Declaration of Trust and to pay the taxes, duties, assessments or other governmental charges, other than withholding taxes, of each Trust in accordance with the provisions of its Declaration of Trust in order to permit such Trust to make distributions on and redemptions of its Preferred Securities in accordance with such Declaration of Trust.

Section 4.07. Ownership Of Common Securities.

               So long as the Trust Securities of each Trust remain outstanding, the Company hereby covenants (a) to maintain 100% direct or indirect ownership of the common securities issued by such Trust (it being understood that any permitted successor of the Company under this Indenture may succeed to the Company's ownership of such common securities), (b) to use its reasonable efforts to cause each Trust (i) to remain a statutory trust, except in connection with the distribution of Debentures to the holders of related Trust Securities in liquidation of such Trust, the conversion, exchange or redemption of all of such Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the applicable Declaration of Trust, and
(ii) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes, and (c) to use its reasonable efforts to cause each holder of each Trust's Trust Securities to be treated as owning an undivided beneficial interest in the related Debentures.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01. When The Company May Merge, Etc.

               The Company may not consolidate with or merge with or into, or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety (either in one transaction or a series of transactions) to, any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless:

               (a) the Person formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer or lease shall have been made (the "Successor") if other than the Company (i) is a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and (ii) shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures, this Indenture and the Guarantees;

               (b) immediately prior to and after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Person or any Subsidiary as a result of such transaction as having been incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

               (c) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture comply with this Indenture.

               The Successor will be the successor to the Company, and will be substituted for, and may exercise every right and power and become the obligor on the Debentures with the same effect as if the Successor had been named as the Company herein but, in the case of a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company, the predecessor Company will not be released from its obligation to pay the principal of and premium, if any, and interest on the Debentures.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01. Events Of Default.

               "Event of Default," wherever used herein with respect to Debentures of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers' Certificate establishing the terms of such series pursuant to this
Indenture:

               (a) default in the payment, when due, of interest on any Debenture of that series and the default continues for a period of 30 days; provided, that during any Extension Period for the Debentures of that series, failure to pay interest on the Debentures of that series shall not constitute a Default or Event of Default hereunder, or

               (b) default in the payment of the principal of or premium, if any, on any Debenture of such series when it becomes due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise; or

               (c) default in the performance or breach of any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in the performance or the breach of which is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Debentures), and continuance of such breach or default for a period of 90 days after receipt by the Company of a "Notice of Default"; or

               (d)   a court of competent jurisdiction enters:

                     (i) a decree or order for relief in respect of the Company in an involuntary proceeding under any applicable Bankruptcy Law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                     (ii) a decree or order adjudging the Company to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                     (iii) a final and non-appealable order appointing a
               Custodian of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; or

               (e) the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) files a petition or answer or consent seeking reorganization or relief or consents to such filing or to the appointment of or taking possession by a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability to pay its debts generally as they become due; or

               (f) any other Event of Default provided in or pursuant to this Indenture with respect to Debentures of such series.

               The term "Bankruptcy Law" means Title 11 of the United States Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

Section 6.02. Acceleration.

               If any Event of Default with respect to the Debentures of any series other than an Event of Default under clause (d) or (e) of Section 6.01 occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures of that series then outstanding may declare the principal of, and any accrued interest on, all the Debentures of that series due and payable immediately, provided that in the case of a series of Debentures then held by a Trust, if upon an Event of Default with respect to the Debentures of that series the Trustee has, or the Holders of at least 25% in aggregate principal amount of the Debentures of that series then outstanding have, failed to declare the principal of, and any accrued interest on, the Debentures of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding Preferred Securities of that Trust shall have the right to declare the principal of, and any accrued interest on, the Debentures of that series to be immediately due and payable by delivering a notice in writing to the Company and the Trustee. If an Event of Default specified in clause (d) or (e) of Section 6.01 occurs, the principal of, and any accrued interest on, all the Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders.

               The foregoing paragraph, however, is subject to the condition that if, at any time after the principal of the Debentures of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures of that series and the principal of and premium, if any, on all Debentures of that series which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate accruing on the Debentures of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and any and all Defaults under the Indenture, other than the nonpayment of principal of and interest on Debentures of that series which shall not have become due by their terms, shall have been remedied or waived as provided in
Section 6.04, then and in every such case the Holders of at least a majority in aggregate principal amount of the Debentures of that series then outstanding (subject to, in the case of any series of Debentures held as assets of a Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Declaration of Trust of such Trust), by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences with respect to that series of Debentures; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

Section 6.03. Other Remedies.

               If an Event of Default occurs and is continuing, the Trustee may, in its own name or as trustee of an express trust, institute, pursue and prosecute any proceeding, including without limitation, any action at law or suit in equity or other judicial or administrative proceeding to collect the payment of principal of or premium, if any, or interest on the Debentures of the series that is in default, to enforce the performance of any provision of the Debentures of that series or this Indenture or to obtain any other available remedy.

               The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of the Debentures in the proceeding. A delay or omission by the Trustee, any Debentureholder or the holders of Preferred Securities in exercising any right or remedy accruing upon an Event of Default shall not impair such right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver Of Past Defaults.

               If a Default or Event of Default with respect to a series of Debentures has occurred and is continuing (other than a Default or Event of Default in the payment of principal, premium, if any, or interest on such series if such payment has become due solely by reason of acceleration) the Holders of at least a majority in aggregate principal amount of the Debentures of that series at the time outstanding, or, if that series of Debentures is held by a Trust, the holders of at least a majority in aggregate liquidation amount of the Preferred Securities of that Trust, in each case by written notice to the Trustee and the Company, may waive an existing Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any Debenture of that series (unless such Event of Default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any and principal due otherwise than by acceleration has been deposited with the Trustee) or a default in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debenture of that series. When a Default or Event of Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.05. Control By Holders.

          The Holders of at least a majority in aggregate principal amount of the Debentures of a series or, if that series of Debentures is held by a Trust, the holders of at least a majority in aggregate liquidation amount of the Preferred Securities of that Trust, may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, in respect of such series of Debentures. However, the Trustee may refuse to follow any direction that the Trustee determines may conflict with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Debentureholders or that the Trustee determines may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, including withholding notice to the Holders of the Debentures of continuing default (except in the payment of the principal of (other than any mandatory sinking fund payment) or premium, if any, or interest on any Debentures) if the Trustee considers it in the interest of the Holders of the Debentures to do so.

Section 6.06. Limitation On Suits.

          Except as provided in Section 6.07 or 6.08, no Holder of Debentures of any series or holder of Preferred Securities of the Trust which is the Holder of that series of Debentures may pursue any remedy with respect to this Indenture or the Debentures unless:

          (a) the Holders of Debentures of such series or the holders of such Preferred Securities give to the Trustee written notice stating that an Event of Default with respect to the corresponding Debentures of such series has occurred and is continuing;

          (b) the Holders of at least 25% in aggregate principal amount of the outstanding Debentures of that series or the holders of at least 25% in aggregate liquidation amount of such Preferred Securities make a written request to the Trustee to pursue a remedy;

          (c) the Holders of Debentures of such series or the holders of such Preferred Securities provide to the Trustee reasonable security and indemnity against any loss, liability or expense satisfactory to the Trustee;

          (d) the Trustee does not comply with the request within 60 days after receipt by a Responsible Officer of the Trustee of the written notice, the written request and the offer of security and indemnity; and

          (e) during such 60 day period, the Holders of at least a majority in aggregate principal amount of the Debentures of that series or the holders of at least a majority in aggregate liquidation amount of such Preferred Securities do not give the Trustee a written direction inconsistent with the request, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Debenture to affect, disturb or prejudice the rights of any other such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.07. Unconditional Right Of Holders To Receive Principal, Premium And Interest.

          Notwithstanding any other provision of this Indenture, the Holder of any Debenture shall have the right which is absolute and unconditional to receive payment of the principal of, premium, if any, and (subject to Section 2.02) interest on such Debenture on the respective due dates expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to convert or exchange such Debentures in accordance with its terms, if applicable, and to institute suit for the enforcement of such payment or conversion or exchange, and such right shall not be impaired without the consent of such Holder.

Section 6.08. Direct Action Right Of Holders Of Trust Preferred Securities.

          If an Event of Default has occurred and is continuing and is attributable either to (a) the failure of the Company to pay the principal of or premium, if any, or interest on the Debentures on the due date therefor or (b) the failure by the Company to deliver the required securities or other rights upon an appropriate conversion or exchange right election, and an event of default has occurred and is continuing under the applicable Declaration of Trust, a holder of the related Preferred Securities, in lieu of any action that may otherwise be taken hereunder as a Holder of Debentures, may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Debentures having a principal amount equal to the liquidation amount of the Preferred Securities held by such holder or for enforcement of such conversion or exchange rights, as the case may be (a "Direct Action"). Notwithstanding anything contained herein to the contrary, the Company may not amend this Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. Notwithstanding any payments made to a holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and premium, if any, or interest on the related Debentures, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

Section 6.09. Collection Suits By The Trustee.

          The Company covenants that if

          (a) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of or premium, if any, on any Debenture on the Stated Maturity Date or Redemption Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of such Debenture, the whole amount then due and payable on such Debenture for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Debenture and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for

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

the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Debenture and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debenture, wherever situated.

          If an Event of Default with respect to Debentures of any series occurs and is continuing, the Trustee may in its sole discretion proceed to protect and enforce its rights and the rights of the Holders of Debentures of such series by judicial proceedings to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Debentures or in aid of the exercise of any power granted herein, or to enforce any other remedy available under this Indenture or by law.

Section 6.10. Trustee May File Proofs Of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or its properties or assets, the Trustee shall be authorized, entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal of and premium, if any, and interest on the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Debentures allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.06.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Debenture any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11. Priorities.

          If the Trustee collects any money pursuant to this Article 6, it shall, subject to Article 10, pay out the money in the following order:

          First:    to the Trustee for amounts due under Section 7.06;

          Second: to Holders of Debentures in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Debentures for the principal thereof or premium, if any, or interest, if any, thereon ratably, without preference or priority of any kind, according to such amounts due and payable on such Debentures; and

          Third:    the balance, if any, to the Company.

          Except as otherwise set forth in the Debentures, the Trustee may fix a Record Date and payment date for any payment to Debentureholders pursuant to this Section.

Section 6.12. Undertaking For Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee (as such and in its individual capacity)) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee (as such and in its individual capacity), a suit by a Holder of Debentures or holder of Preferred Securities pursuant to Section 6.07 or 6.08 or a suit by Holders of Debentures of more than 10% in aggregate principal amount of the outstanding Debentures of any series or, if a series of Debentures is held by a Trust, the holders of more than 10% in aggregate liquidation amount of the Preferred Securities of that Trust.

                                   ARTICLE 7

                                   THE TRUSTEE

Section 7.01. Duties And Responsibilities Of The Trustee.

          (a) If an Event of Default occurs and is continuing with respect to the Debentures of any series, the Trustee shall exercise the rights and powers vested in it by this Indenture with respect to that series and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default with respect to the Debentures of any series, (i) the Trustee need perform only those duties with respect to that series that are specifically required to be performed by it under this Indenture or the TIA and no others; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely and be fully protected in so relying, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall not be required to confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i)    this clause (c) does not limit the effect of Section
7.01(b);

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

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer; and

               (iii) the Trustee shall not be personally liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 and Section 7.01(h).

          (d) Every provision of this Indenture and any document pursuant to which the Trustee acts that in any way relates to the Trustee is subject to
Section 7.01 and Section 7.02.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity reasonably satisfactory to it against any loss, liability or expense (including reasonable counsel fees).

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or indemnity reasonably satisfactory to the Trustee against such risk or liability is not reasonably assured to it.

          (g) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on any money held by it hereunder except as otherwise agreed with the Company.

          (h) In the event that the Trustee is unable to decide between alternative courses of action permitted or required under this Indenture, or is unsure as to the application of any provision of this Indenture, or any such provision is ambiguous as to its application or in conflict with any other applicable provision, permits any determination by the Trustee, or is silent or incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Company and/or to the Holders requesting instruction from any of them, and to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Trustee shall not be personally liable, on account of such action or inaction, to any Person, and if the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking action, and shall have no personal liability to any Person for such action or inaction.

Section 7.02. Rights Of The Trustee.

          Subject to Sections 315(a) through 315(d) of the TIA:

          (a) the Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by an appropriate Person;

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

               (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, require and rely upon an Officers' Certificate;

               (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Debentures of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney, and shall incur no personal liability or additional liability of any kind by reason of such inquiry or investigation; and

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be personally responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.03. Not Responsible For Recitals Or Issuances Of Debentures.

               The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures. The Trustee shall not be personally accountable for the Company's use of the proceeds from the Debentures, and the Trustee shall not be personally responsible for any statement in this Indenture or the Debentures or any report or certificate issued by the Company hereunder or any registration statement relating to the Debentures (other than the Trustee's Certificate of Authentication and the Trustee's Statement of Eligibility on Form T-1), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.04. Notice Of Defaults.

               If a Default occurs and is continuing with respect to the Debentures of any series and if it is known to the Trustee, the Trustee shall mail to each Holder of a Debenture of that series notice of the Default within 90 days after it becomes known to the Trustee unless such Default shall have been cured or waived. Except in the case of a Default described in Section 6.01(a) or (b), the Trustee may withhold such notice if and so long as a Responsible Officer of the

Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Debentures of that series. The Trustee shall not be charged with knowledge of any Default or Event of Default unless a Responsible Officer assigned to the Corporate Trust Office of the Trustee shall have actual knowledge of the Default or Event of Default. The second sentence of this Section shall be in lieu of the proviso to TIA Section 315(b). Said proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 7.05. Reports By Trustee To Holders.

               Within 60 days after each September 1, beginning with the September 1 next following the date of this Indenture, the Trustee shall mail to each Debentureholder, and such other holders that have submitted their names to the Trustee for such purpose, a brief report dated as of such September 1 in accordance with and to the extent required under TIA Section 313.

               A copy of each report at the time of its mailing to Debentureholders shall be filed with the Company, the SEC and any securities exchange on which the Debentures are listed. The Company agrees to promptly notify the Trustee whenever the Debentures become listed on any securities exchange and of any listing thereof.

Section 7.06. Compensation And Indemnity.

               The Company covenants and agrees:

               (a) to pay to the Trustee in its individual capacity from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (b) to reimburse the Trustee in its individual capacity upon its request for reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and advances of its agents and counsel; provided that, prior to any Default or Event of Default, the Trustee shall only have one outside counsel), including all reasonable expenses and advances incurred or made by the Trustee in connection with any Default or Event of Default or any membership on any creditors' committee, except any such expense or advance as may be attributable to its negligence or bad faith; and

               (c) to indemnify the Trustee, its officers, employees, directors and shareholders, for, and to hold it harmless against, any and all loss, liability or expense, to the extent incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               Before, after or during an Event of Default with respect to the Debentures of a series, the Trustee in its individual capacity shall have a claim and lien prior to the Debentures of that series as to all property and funds held by it hereunder for any amount owing it for its fees and expenses or any predecessor Trustee pursuant to this Section, except with respect to funds held by the Trustee or any Paying Agent in trust for the payment of principal of or premium, if any, or interest on Debentures pursuant to Section 2.05 or
Section 8.01.

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

               The Company's payment and indemnity obligations pursuant to this Section are not subject to Article 10 of this Indenture and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee renders services or incurs expenses after the occurrence of a Default specified in Section 6.01, the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07. Eligibility; Disqualification.

               (a) The Trustee shall at all times satisfy the requirements of the TIA Sections 310(a)(1) and 310(a)(2). The Trustee (or any Affiliate thereof which has unconditionally guaranteed the obligations of the Trustee hereunder) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

               (b) The Trustee shall comply with TIA Section 310(b). In determining whether the Trustee has conflicting interests as defined in TIA
Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) and the Trustee's Statement of Eligibility on Form T-1 shall be deemed incorporated herein.

Section 7.08. Resignation And Removal; Appointment Of Successor.

               (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.09.

               (b) The Trustee may resign at any time with respect to the Debentures of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 7.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

               (c) If the Trustee has or shall acquire any conflicting interest, as defined in Section 310(b) of the TIA, with respect to the Debentures of any series, it shall, within 90 days after ascertaining it has such conflicting interest, either eliminate the conflicting interest or resign with respect to the Debentures of that series in the manner set forth in this Section.

               (d) The Trustee may be removed at any time with respect to the Debentures of any series by Act of the Holders of at least a majority in principal amount of the outstanding Debentures of such series, delivered to the Trustee and to the Company.

               (e)   If at any time:

                     (i) the Trustee shall fail to comply with clause (c) of this Section after written request therefor by the Company or by any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months, or

                     (ii) the Trustee shall cease to be eligible under Section 7.07(a) and shall fail to resign after written request therefor by the Company or by any such Holder, or

                     (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Company by a Board Resolution may remove the Trustee with respect to all Debentures, or (2) subject to Section 6.12, any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debentures of such series and the appointment of a successor Trustee or Trustees.

               (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debentures of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debentures of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debentures of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debentures of any particular series) and shall comply with the applicable requirements of Section 7.09. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debentures of any series shall be appointed by Act of the Holders of at least a majority in principal amount of the outstanding Debentures of such series, notice of such appointment shall be delivered to the Company and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.09, become the successor Trustee with respect to the Debentures of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debentures of any series shall have been so appointed by the Company or the Holders of Debentures and accepted appointment in the manner required by
Section 7.09, any Holder of a Debenture who has been a bona fide Holder of a Debenture of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

               (g) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debentures of any series and each appointment of a successor Trustee with respect to the Debentures of any series in the manner provided in Section 11.02. Each notice shall include the name of the successor Trustee with respect to the Debentures of such series and the address of its Corporate Trust Office.

Section 7.09. Acceptance Of Appointment By Successor.

               (a) In case of the appointment hereunder of a successor Trustee with respect to all Debentures, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

               (b) In case of the appointment hereunder of a successor Trustee with respect to the Debentures of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debentures of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and deeds of the Trustee with respect to the Debentures of that or those series which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Debentures, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates.

               (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

               (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 7.10. Successor Trustee By Merger.

               If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

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                                   ARTICLE 8

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                          DEFEASANCE; UNCLAIMED MONEYS

Section 8.01. Satisfaction And Discharge Of Indenture..

              Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Debentures as specified in such Company Order, and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

              (a)  either

                   (i) all Debentures of such series theretofore authenticated and delivered (other than (1) Debentures of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08, and (2) Debentures of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.04) have been delivered to the Trustee for cancellation; or

                   (ii) all Debentures of such series not theretofore delivered to the Trustee for cancellation

                        (1) have become due and payable, or

                        (2) will become due and payable at their stated maturity
                   within one year, or

                        (3) if redeemable at the option of the Company, are to
                   be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, (a) cash (which may be held in an interest bearing account insured by the Federal Deposit Insurance Corporation) in an amount, or
                   (b) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or (c) a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, including the principal of, and premium, if any, and interest on such Debentures, to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity Date or Redemption Date thereof, as the case may be; and

              (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the outstanding Debentures of such series.

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

              In the event there are Debentures of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Debentures of such series as to which it is Trustee and if the other conditions thereto are met.

              Notwithstanding the satisfaction and discharge of this Indenture, with respect to any series of Debentures, the obligations of the Company to the Trustee under Section 7.06 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the following obligations of the Company and the Trustee with respect to the Debentures of such series, shall survive: (i) the rights of registration of transfer and exchange of Debentures of such series, (ii) the replacement of apparently mutilated, defaced, destroyed, lost or stolen Debentures of such series, (iii) the rights of the Holders of the Debentures of such series to receive payments of the principal of and premium, if any, interest on the Debentures of such series, (iv) the rights of the Holders of the Debentures of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (v) the obligation of the Company to maintain an Office or Agency for payments on and registration of transfer of the Debentures of such series, (vi) the rights, obligations and immunities of the Trustee hereunder, and (vii) any rights to convert or exchange the Debentures of such series into other securities or rights in accordance with their terms.

Section 8.02. Defeasance

              (a) Subject to Sections 8.02(b) and 8.03, the Company at any time may terminate (i) all its obligations under a series of Debentures and this Indenture ("legal defeasance option") or (ii) its obligations under certain covenants as may be specified in a supplemental indenture with respect to a particular series of Debentures ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

              If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of failure to comply with the covenants specified in the applicable supplemental indenture.

              Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

              (b) Notwithstanding clauses (a) above, the Company's obligations pursuant to Sections 2.02, 2.03, 2.05, 2.06, 2.07, 2.08 and this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations pursuant to Sections 8.05 and 8.06 shall survive.

Section 8.03. Conditions To Defeasance.

              (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                   (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

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

                        (2) the Company delivers to the Trustee a certificate
                   from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                        (3) 123 days pass after the deposit is made and during
                   the 123-day period no Default specified in Sections 6.01(d) or (e) with respect to the Company occurs which is continuing at the end of the period;

                        (4) the deposit shall not constitute a default under any
                   other agreement binding on the Company;

                        (5) the Company delivers to the Trustee an Opinion of
                   Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                        (6) the Company shall have delivered to the Trustee an
                   Opinion of Counsel to the effect that (a) the Debentureholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, in the case of legal defeasance only, such Opinion of Counsel shall confirm that it is based upon (i) the Company's receipt from, or a publication by, a ruling by Internal Revenue Service, or (ii) a change in the applicable Federal income tax law subsequent to the date of this Indenture, and (b) if listed on any national securities exchange, the Debentures would not be delisted from such exchange as a result of such defeasance; and

                        (7) the Company delivers to the Trustee an Officers'
                   Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

                   Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

Section 8.04. Application By Trustee Of Funds Deposited For Payment Of
              Debentures.

                   Subject to Section 8.06, all moneys deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the Debentures of the series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, but such money need not be segregated from other funds except to the extent required by law.

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

Section 8.05. Repayment Of Moneys Held By Paying Agent.

              In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 8.06. Return Of Moneys Held By The Trustee And Paying Agent Unclaimed
                   For Two Years.

              Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of and premium, if any, or interest on the Debentures of any series and not applied but remaining unclaimed for two years after the date when such principal, premium, if any, or interest shall have become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holders of such Debentures shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect as a general unsecured creditor, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

Section 8.07. Indemnity For Government Obligations

              The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.08. Reinstatement.

              If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                             SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent Of Holders.

              From time to time, when authorized by a resolution of the Board of Directors, the Company and the Trustee, without notice to or the consent of any Holders of the Debentures, may amend or supplement this Indenture:

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

              (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Debentures; or

              (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debentures (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; provided, however, that in respect of any such additional covenant, or restriction or condition on the Company, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default; or

              (c) to add any additional Events of Default with respect to all or any series of Debentures (as shall be specified in such supplemental indenture); or

              (d) to change or eliminate any of the provisions of this Indenture, provided, that any such change or elimination shall become effective only when there is no Debenture outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

              (e) to establish the form or terms of Debentures of any series as permitted by Section 2.01 or, in lieu of any such supplemental indenture, the Company may provide the Trustee with an Officers' Certificate with respect to the form or terms of such Debentures; or

              (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures of one or more series, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

              (g) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not adversely affect the interests of the Holders of Debentures of any series then outstanding in any material respect; or

              (h) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Debentures as herein set forth; or

              (i)  to maintain qualification of this Indenture under the TIA; or

              (j) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debentures provided that any such action shall not adversely affect the interests of any Holder of a Debenture of such series or any other Debenture in any material respect.

Section 9.02. Supplemental Indentures With Consent Of Holders.

              The Company and the Trustee may amend this Indenture in any manner not permitted by Section 9.01 or may waive future compliance by the Company with any provisions of this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby then outstanding (and, in the case of any series of Debentures held as assets of a Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Declaration of Trust of such Trust). Such an amendment or waiver may not, without the consent of each Holder of any Debenture affected thereby:

          (a)  reduce the principal amount of such Debentures;

          (b) reduce the percentage of the principal amount of such Debentures the Holders of which must consent to modify or amend of this Indenture or waiver compliance by the Company with any covenant hereunder or past Default or Event of Default;

          (c) change (i) the Stated Maturity of the principal of or the interest on such Debentures, except in connection with any Extension Period,
(ii) the rate of interest (or the manner of calculation thereof) on such Debentures, or (iii) the duration of the maximum consecutive period that payments of interest on such Debentures may be deferred;

          (d) change adversely to the Holders the redemption, conversion or exchange provisions applicable to such Debentures, if any;

          (e) change the currency in respect of which the payments on such Debentures are to be made;

          (f) make any change in Article 10 that adversely affects the rights of the Holders of the Debentures or any change to any other Section hereof that adversely affects their rights under Article 10; or

          (g)  change Section 6.07 or 6.08;

provided that, in the case of the outstanding Debentures of a series then held by a Trust or the trustee of a Trust, (i) no such amendment shall be made, and no waiver of any Event of Default with respect to the Debentures of that series or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least two-thirds of the aggregate liquidation amount of the outstanding Preferred Securities of that Trust or the holder of each such Preferred Security, as applicable, and (ii) if the consent of each Holder of each Debenture is required with respect to any such amendment or waiver, such amendment or waiver shall not be effective without the prior consent of the holders of each Holder of Preferred Securities of the applicable Trust.

          A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series.

          It shall not be necessary for the consent of the Holders of Debentures or holders of Preferred Securities under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

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

          If certain Holders agree to defer or waive certain obligations of the Company hereunder with respect to Debentures held by them, such deferral or waiver shall not affect the rights of any other Holder to receive the payment or performance required hereunder in a timely manner.

          After an amendment or waiver under this Section becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or waiver.

Section 9.03. Compliance With Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA.

Section 9.04. Revocation And Effect Of Consents, Waivers And Actions.

          Until an amendment, waiver or other action by Holders becomes effective, a consent, waiver or any other action by a Holder of a Debenture hereunder is a continuing consent by the Holder and every subsequent Holder of that Debenture or portion of the Debenture that evidences the same obligation as the consenting Holder's Debenture, even if notation of the consent, waiver or action is not made on such Debenture. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Debenture or portion of the Debenture if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of such Debentures then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Holder of the Debentures of the related series, except as provided in Section 9.02.

          The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Persons entitled to consent to any amendment or waiver. If a Record Date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, only Holders of Debentures or holders of Preferred Securities, as applicable, on such Record Date or their duly designated proxies, and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date.

Section 9.05. Notation On Or Exchange Of Debentures.

          Debentures of the related series authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this
Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for outstanding Debentures.

Section 9.06. Execution Of Supplemental Indentures.

          The Trustee shall be authorized to and shall execute any supplemental indenture authorized pursuant to this Article 9 if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, execute it. In executing such supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

Section 9.07. Effect Of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Debentures of the related series theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.

                                   ARTICLE 10

                                  SUBORDINATION

Section 10.01. Debentures Subordinated To Senior Indebtedness.

          Notwithstanding the provisions of Section 6.11 or any other provision herein or in any Debenture, the Company and the Trustee and, by their acceptance thereof, the Holders of the Debentures (a) covenant and agree that all payments by the Company of the principal of and premium, if any, and interest on the Debentures (other than Debentures which have been discharged pursuant to Article
8) shall be subordinated in accordance with the provisions of this Article 10 to the prior payment in full, in cash or cash equivalents, of all amounts payable on, under or in connection with Senior Indebtedness, and (b) acknowledge that holders of Senior Indebtedness are or shall be relying on this Article 10. Nothing herein or in any Debenture is intended to or shall limit the amount of Senior Indebtedness the Company may incur.

Section 10.02. Priority And Payment Of Proceeds In Certain Events: Remedies Standstill.

          (a) Upon any payment or distribution of assets or securities of the Company, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on, under or in connection with Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency, receivership or similar proceeding) shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders or the holders of Preferred Securities shall be entitled to receive from the Company any payment of principal of or premium, if any, or interest on the Debentures or distribution of any assets or securities.

          (b) No direct or indirect payment by or on behalf of the Company of principal of or premium, if any, or interest on the Debentures (other than Debentures which have been discharged pursuant to Article 8), whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (i) a default in the payment of all or any portion of any Senior Indebtedness and the Trustee has received written notice thereof from the Company, from holders of Senior Indebtedness or from any trustee, representative or agent therefor, or (ii) any other default affecting Senior Indebtedness as a result of which the maturity of Senior Indebtedness has been accelerated and the Trustee has received written notice from the Company, from holders of Senior Indebtedness or from any trustee, representative or agent therefor, and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

          (c) If, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the principal of or premium, if any, or interest on the Debentures when such payment is prohibited by this Section and before all amounts payable on, under or in connection with Senior Indebtedness are paid in full in cash or cash equivalents, then and in such event (subject to the provisions of Section 10.08) such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and, at the written direction of the trustee, representative or agent for the holders of the Senior Indebtedness, shall be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in cash or cash equivalents.

          Upon any payment or distribution of assets or securities referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.03. Payments Which May Be Made Prior To Notice.

          Nothing in this Article 10 or elsewhere in this Indenture shall prevent (a) the Company, except under the conditions described in Section 10.02, from making payments of principal of or premium, if any, or interest on the Debentures or from depositing with the Trustee any monies for such payments, or
(b) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of or premium, if any, or interest on the Debentures, to the Holders entitled thereto, unless at least one Business Day prior to the date when such payment would otherwise (except for the prohibitions contained in Section 10.02) become due and payable, the Trustee shall have received the written notice provided for in Section 10.02(b)(i) or
(ii).

Section 10.04. Rights Of Holders Of Senior Indebtedness Not To Be Impaired.

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

          The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness. Notwithstanding anything to the contrary in this Article 10, to the extent any Holders or the Trustee have paid over or delivered to any holder of Senior Indebtedness any payment or distribution received on account of the principal of or premium, if any, or interest on the Debentures to which any other holder of Senior Indebtedness shall be entitled to share in accordance with Section 10.02, no holder of Senior

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

Indebtedness shall have a claim or right against any Holders or the Trustee with respect to any such payment or distribution or as a result of the failure to make payments or distributions to such other holder of Senior Indebtedness.

Section 10.05. Trustee May Take Action To Effectuate Subordination.

          Each Holder of a Debenture, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be required by the trustee, representative or agent for holders of Senior Indebtedness or by the Company to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination as provided in this Article 10 and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 10.06. Subrogation.

          Upon the payment in full, in cash or cash equivalents, of all Senior Indebtedness, any Holder shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company in respect of such Senior Indebtedness until the Debentures shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash property or securities to which such Holders of the Debentures would be entitled except for this Article 10, and no payment pursuant to this Article 10 to holders of such Senior Indebtedness by such Holders of the Debentures, shall, as between the Company, its creditors other than holders of such Senior Indebtedness and such Holders of the Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Article 10 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and such Holders of the Debentures, on the other hand.

          If any payment or distribution to which Holders of Debentures would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to this Article 10, to the payment of all Senior Indebtedness, then and in such case such Holders of the Debentures shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay, in cash or cash equivalents, all such Senior Indebtedness in full.

Section 10.07. Obligations Of Company Unconditional; Reinstatement.

          Nothing in this Article 10 or elsewhere in this Indenture or in any Debenture is intended to or shall impair, as between the Company and Holders of the Debentures, the obligations of the Company, which are absolute and unconditional, to pay to such Holders the principal of and premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of such Holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder of Debentures or holder of Preferred Securities, as applicable, from exercising all remedies otherwise permitted by applicable law under this Indenture, subject to the rights, if any, under this
Article 10 of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          The failure to make a scheduled payment of principal of or premium, if any, or interest on the Debentures by reason of Section 10.02 shall not be construed as preventing the

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occurrence of a Default or an Event of Default under Section 6.01; provided, however, that if (a) the conditions preventing the making of such payment no longer exist, and (b) such Holders of the Debentures are made whole with respect to such omitted payments, the Default or Event of Default relating thereto (including any failure to pay any accelerated amounts) shall be automatically waived, and the provisions of the Indenture shall be reinstated as if no such Event of Default had occurred.

Section 10.08. Trustee Entitled To Assume Payments Not Prohibited In Absence Of
               Notice.

               The Trustee or Paying Agent shall not be charged with the knowledge of the existence of any default in the payment of all or a portion of any Senior Indebtedness or any other default affecting Senior Indebtedness as a result of which the maturity of the Senior Indebtedness has been accelerated, unless and until a Responsible Officer of the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any trustee, representative or agent therefor; and, prior to the receipt of any such written notice, the Trustee or Paying Agent may conclusively assume that no such facts exist.

               Unless at least two Business Days prior to the date when by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent for any purpose (including, without limitation, the payment of the principal of or premium, if any, or interest on any Debenture), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in Section 10.02, the Trustee or Paying Agent shall have full power and authority to receive and apply such monies to the purpose for which they were received. Neither of them shall be affected by any notice to the contrary, which may be received by either on or after such second Business Day. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing in this Section shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.02. The Trustee or Paying Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of such Senior Indebtedness (or a trustee, representative or agent on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee, representative or agent on behalf of any such holder. The Trustee shall not be deemed to have any duty to the holders (and shall be fully protected in relying upon such notice) of Senior Indebtedness.

Section 10.09. Right Of Trustee To Hold Senior Indebtedness.

               The Trustee and any Paying Agent shall be entitled to all of the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by them to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any Paying Agent of any of its rights as such holder.

                                   ARTICLE 11

                                 MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.

               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person

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(including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) are a part of and govern this Indenture, except as, and to the extent, they are expressly excluded from this Indenture, as permitted by the TIA.

Section 11.02. Notices.

               Any notice, request or other communication required or permitted to be given hereunder shall be in writing and delivered, telecopied or mailed by first-class mail, postage prepaid, addressed as follows:

               if to the Company:

                    New York Community Bancorp, Inc.
                    615 Merrick Avenue
                    Westbury, New York 11590
                    Facsimile No.: (516) 461-5739
                    Attention: Chief Executive Officer

               if to the Trustee:

                    Wilmington Trust Company, as Trustee
                    1100 North Market Street
                    Rodney Square North
                    Wilmington, Delaware 19890
                    Facsimile No.: (302) 636-4140
                    Attention: Corporate Trust Administration

               The Company or the Trustee, by giving notice to the other, may designate additional or different addresses for subsequent notices of communications. The Company shall notify the holder, if any, of Senior Indebtedness of any such additional or different addresses of which the Company receives notice from the Trustee.

               Any notice or communication given to a Debentureholder shall be mailed or delivered to the Debentureholder at the Debentureholder's address as it appears on the Register of the Registrar and shall be sufficiently given if mailed within the time prescribed.

               Failure to give a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is given in the manner provided above, it is duly given, whether or not received by the addressee.

               If the Company gives a notice or communication to the Debentureholders, it shall deliver a copy to the Trustee and each Registrar, Paying Agent or co-Registrar.

               Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Debentureholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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Section 11.03. Communication By Holders With Other Holders.

               Debentureholders may communicate pursuant to Section 312(b) of the TIA with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection Section 312(c) of the TIA.

Section 11.04. Certificate And Opinion As To Conditions Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate (complying with Section 11.05) stating that, in the opinion of such Officer, all conditions precedent to the taking of such action have been complied with; and

               (b) if applicable, an Opinion of Counsel (complying with Section 11.05) stating that, in the opinion of such counsel all such conditions precedent to the taking of such action have been complied with.

Section 11.05. Statements Required In Certificate Or Opinion.

               Each Officers' Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (a) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

               (c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact not involving any legal conclusion, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 11.06. Severability Clause.

               If any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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

Section 11.07. Rules By Trustee, Paying Agent And Registrar.

               The Trustee may make reasonable rules for action by or a meeting of Debentureholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.08. Legal Holidays.

               A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action to be taken on such date shall be taken on the next succeeding day that is not a Legal Holiday, and if such action is a payment in respect of the Debentures, unless otherwise specified pursuant to Section 2.01 no principal, premium, if any, or interest shall accrue in respect of such payment for the intervening period.

Section 11.09. Governing Law.

               This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

Section 11.10. No Recourse Against Others.

               No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance and sale of the Debentures.

Section 11.11. Successors And Assigns.

               All agreements of the Company in this Indenture and Debentures shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 11.12. Counterparts.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Indenture.

Section 11.13. No Adverse Interpretation Of Other Agreements.

               This Indenture may not be used to interpret another indenture (other than an indenture supplemental hereto), loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.14. Table Of Contents, Headings, Etc.

               The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be

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considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15. Holders Of Preferred Securities As Third Party Beneficiaries.

               The Company hereby acknowledges that, to the extent specifically set forth herein, prior to a Security Exchange with respect to the Debentures of any series held as assets of a Trust, the holders of the Preferred Securities of such Trust shall expressly be third party beneficiaries of this Indenture. The Company further acknowledges that, prior to a Security Exchange with respect to Debentures of any series held as assets of a Trust, if an Event of Default has occurred and is continuing and is attributable to (i) the failure of the Company to pay the principal of or premium, if any, or interest on the Debentures or
(ii) the failure by the Company to deliver the required securities or other rights upon an appropriate conversion or exchange right election, any holder of the Preferred Securities of such Trust may institute a Direct Action against the Company.

Section 11.16. Benefits Of The Indenture.

               Except as otherwise expressly provided herein with respect to holders of Senior Indebtedness and holders of Preferred Securities, nothing in this Indenture or in the Debentures, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  [remainder of page intentionally left blank]

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                                   SIGNATURES

               IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                            NEW YORK COMMUNITY BANCORP, INC.


                                            By: /s/ Anthony E. Burke
                                                --------------------------------
                                                Name:  Anthony E. Burke
                                                Title: Senior Executive Vice
                                                       President


                                            WILMINGTON TRUST COMPANY, AS TRUSTEE


                                            By: /s/ W. Chris Sponenberg
                                                --------------------------------
                                                Name:  W. Chris Sponenberg
                                                Title: Vice President